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                                                                    Exhibit 99.1
                                                                    ------------
                      Agreement to File Joint Schedule 13D
                      ------------------------------------

                  The undersigned have agreed jointly to file the Schedule 13D to which this agreement is attached and all future amendments thereto.


Dated:   July 27, 1981

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
Chris-Craft Industries, Inc.                          BHC, Inc.


By: /s/      Lawrence R. Barnett                      By: /s/        Lawrence R. Barnett
    ------------------------------------                  ------------------------------
             Lawrence R. Barnett                                     Lawrence R. Barnett
             Executive Vice President                                Executive Vice President

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